EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Amendment No. 5 to Form S-1 of Pacific Restaurants Holdings, Inc., of our report dated June 19, 2008 relating to our audits of the financial statements of Hamlet Restaurants as of December 31, 2007 and 2006 and for the years then ended, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/ Grobstein, Horwath & Company LLP

Sherman Oaks, California
July 31, 2008